                                                                   EXHIBIT 10.26

                           REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement (the "Agreement") is made and entered into as of the 4th day of May, 1997 (the "Effective Date"), by and among Spike's Holding, Inc., a Delaware corporation (the "Company") and The Finish Line, Inc., a Delaware corporation (the "Borrower").

                              W I T N E S S E T H:

WHEREAS, the Company desires to extend credit to the Borrower by making loans to Borrower, from time to time, in one or more borrowings, sums in dollars equal to an aggregate amount not exceeding the Loan Commitment; and

WHEREAS, the Borrower desires to borrow from the Company, from time to time, sums in dollars equal to an aggregate amount not exceeding the Loan Commitment.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

Section 1.01  Certain Defined Terms.  As used herein, the following terms shall
              ---------------------
have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular have the same meanings when used in the plural and vice versa):
               ---- -----

     "Business Day" shall mean any day on which the principal office of Finish
      ------------
Line, Inc. is not closed in Indianapolis, Indiana.

     "Default" shall mean an Event of Default or an event which with notice or
      -------
lapse of time or both would become an Event of Default.

     "Indebtedness" shall mean all sums owed or to be owed by the Borrower to
      ------------
the Company, whether principal or interest, interest thereon and reimbursement of monies advanced as provided herein.

     "Interest Period" shall mean, with respect to any Revolving Loan, each
      ---------------
period commencing on the date such Loan is made and ending on the last day of each fiscal quarter.

     "Fiscal Quarter" shall mean the period ending on the closest Saturday
      --------------
ending in May/August/November and February of each fiscal year.

     "Loan" shall mean the Revolving Loan, whether one or more, issued pursuant
      ----
to Section 2.01 of this Agreement.

     "Loan Commitment" shall mean the obligation of the Company to make
      ---------------
Revolving Loans up to an aggregate principal amount at any one time outstanding equal to $50,000,000. The Company has the exclusive option of increasing the Loan Commitment and any increase in such Loan Commitment shall be subject to the terms and conditions contained herein.

     "Original Termination Date" shall mean the date which is thirty six (36)
      -------------------------
calendar months from the date of the Effective Date.

     "Termination Date" shall mean the Original Termination Date, unless
      ----------------
otherwise extended to a later date by the Company pursuant to Section 2.05 hereof.

Accounting terms not specifically defined herein shall be defined in accordance with generally accepted accounting principles.

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                                   ARTICLE II
                              EXTENSION OF CREDIT

Section 2.01  Line of Credit.  The Company agrees to make a loan or loans to the
              --------------
Borrower during the period from and including the date hereof to the day falling 30 days before the Termination Date in an aggregate principal amount (as to all Revolving Loans) not exceeding at any one time outstanding the respective Loan Commitment of the Company, relating to the Borrower, as in effect from time to time.

Section 2.02  Prepayment.  Subject to the terms of this Agreement, Borrower
              ----------
shall have the right to prepay, without penalty, in whole or in part the amount owed on the Revolving Loan. Any such prepayment shall be applied first to accrued interest on the Revolving Loan and then to principal maturities in the inverse order of their maturity.

Section 2.03  Revolving Loan. Whenever the Borrower desires a Revolving Loan
              --------------
advanced hereunder, the Borrower shall give notice, in writing or orally, to the Company of the requested advance. The notice shall provide that (i) a Revolving Loan is requested, (ii) the date of the requested advance, and (iii) the aggregate principal amount of the Revolving Loan.

Section 2.04  Several Obligations; Remedies Independent.  The amounts payable by
              -----------------------------------------
the Borrower to the Company at any time under this Agreement shall be a separate and independent debt and the Company shall be entitled to protect and enforce its rights arising out of this Agreement and any of the Notes held by it.

Section 2.05  Extension of Termination Date.  Subject to the terms and
              -----------------------------
conditions hereof, the Company has the exclusive option of extending the Termination Date to the next subsequent anniversary of the Original Termination Date, each such extension being limited to a single anniversary period. Extension of the Termination Date by the Company may be made automatically by the Company, and all terms and conditions of this Agreement shall apply unless otherwise mutually agreed to by the Company and the Borrower in writing.

Section 2.06  Mandatory Prepayments of Revolving Loan.  If the aggregate
              ---------------------------------------
outstanding principal amount of the Revolving Loan exceeds on any date the aggregate amount of the Loan Commitment on such date, the Borrower shall cause the respective Revolving Loan to be repaid on such date in an aggregate principal amount at least equal to such excess.

                                  ARTICLE III
                                    INTEREST

Section 3.01  Interest.
              --------

     (a) Upon receipt of an invoice from the Company, Borrower shall pay interest quarterly on the 1st day following the completion of the Borrower's fiscal quarter. The interest shall accrue quarterly at the Prime Rate as published in the Wall Street Journal on the first day of each fiscal quarter plus one percent on the unpaid principal balance.

     (b) In no event will the amount of any interest due and payable hereunder exceed the maximum rate of interest allowed by applicable law.

                                   ARTICLE IV
                                    PAYMENTS

Section 4.01  Payments.  Except to the extent otherwise provided herein, all
              --------
payments of principal, interest and other amounts to be made by the Borrower under this Agreement and any Loan shall be made in United States of America Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Company on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

Section 4.02  Repayment of Principal.  Borrower shall pay one-tenth (1/10) of
              ----------------------
the balance outstanding on the last day of the Borrower's fiscal year. Such payment shall be due and payable as of the end of the next business day.

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                                   ARTICLE V
                                 SUBORDINATION

Section 5.01  Subordination.  Notwithstanding any provision contained herein to
              -------------
the contrary, the principal indebtedness evidenced by this Loan shall be subordinate and junior in right of payment to any and all obligations of the Borrower in respect of the principal and unpaid interest on indebtedness for borrowed money, whether such indebtedness is direct or indirect, absolute or contingent, due or to become due, whether outstanding on the date hereof or thereafter created, incurred, assumed, or guaranteed. In the event that any provisions contained herein impairs, compromises, or violates any senior obligation of Borrower, such provision shall be unenforceable, with respect to such Borrower, to the extent that it impairs, compromises or violates such obligation. Nothing contained in this paragraph shall impair, as between the Borrower and the Company of this Loan, the obligation of the Borrower to pay all amounts due hereunder in accordance with the terms hereof.

                                   ARTICLE VI
                   COVENANTS, REPRESENTATIONS AND WARRANTIES

Section 6.01  Borrower represents and warrants to the Company that:

   (a)  Existence.  It is a corporation duly organized, legally existing and in
        ---------
        good standing under the laws of its respective state of organization, and is duly qualified to transact business in each State or other jurisdiction in which the character of the properties owned by it or the nature of its business require such qualification, and has power to make this Agreement and to borrow hereunder.

   (b)  Authority.  It is duly authorized and empowered to create and issue the
        ---------
        Loan, and to execute and deliver this Agreement. It is duly authorized and empowered to execute and deliver all other instruments referred to or mentioned herein to which it is a party, and all action requisite for the due creation, issuance and delivery of the Loan and the due execution and delivery of this Agreement has been duly and effectively taken. This Agreement and the Loan when executed and delivered will be a valid and binding obligation of the Borrower enforceable in accordance with their terms (subject to any applicable Bankruptcy, insolvency or other laws generally affecting the enforcement of creditors' rights). This Agreement does not violate any provisions of the respective Borrower's articles of organization, operating agreement, or any contract agreement, law or regulation to which it is subject, and the same do not require the consent or approval of any regulatory authority or governmental body of the United States of America or any political subdivision thereof.

                                  ARTICLE VII
                                    NOTICES

Section 7.01 Notice.  All notices and communications directed by the Borrower to
             ------
the Company shall be sent to:

        Spike's Holding, Inc.
        ATTN: Barbara Steen
        900 Market Street, Suite 200
        Wilmington, DE 19801
        PH: 302-421-7361

All notices and communications directed by the Company to the Borrower shall be sent to:

        The Finish Line, Inc.
        ATTN:  Steven J. Schneider
        3308 Mitthoeffer Rd.
        Indianapolis, Indiana 46236
        317-899-1022     EXT. 3230

Either party may from time to time notify the other party of a different address to which all notices and communications shall thereafter be addressed.

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                                  ARTICLE VIII
                                    DEFAULT

Section 8.01  Default.  In the event of default as defined in Section 8.02 in
              -------
the making of any payment herein provided, either of principal or interest, when due or in the event the entirety of the unpaid principal and accrued, unpaid interest remaining due under this Loan is declared due, interest shall thereupon accrue upon such amounts so due and payable at the lesser of: (i) fifteen percent (15%) per annum, or (ii) the maximum rate of interest allowed by law. The Company shall determine whether or not an event of default has occurred hereunder.

Section 8.02  Events of Default.  In connection with the Borrower, any of the
              -----------------
following events shall occur and be continuing shall be considered an Event of Default, for the respective Borrower, as that term is used herein:

   (a) Default in the payment of any installment of principal or interest of any Loan,

   (b) Default in the payment at the originally scheduled maturity (but after expiration of any grace period applicable to such maturity or when due whether by acceleration or otherwise of all or any part of any indebtedness of the Borrower to any other person or entity);

   (c) Default in the observance of performance of any covenant, contained herein, to be performed or kept by the Borrower,

   (d) Any representation or warranty made by the Borrower herein provides to have been untrue in any material respect as of the date hereof, or any representation, statement (including financial statements), certificate of data furnished or made by the Borrower hereunder proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified, or

   (e) Discontinue business, apply for or consent to the appointment of a receiver, a trustee or liquidator or itself or of all or a substantial part of its assets, adjudicated a Bankrupt or insolvent, file a voluntary petition in Bankruptcy, file a petition or answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any law (federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any Bankruptcy, reorganization, arrangement, insolvency or other proceedings (whether federal or state) relating to relief of debtors, or suffer or permit to continue unstayed and in effect for 30 consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking reorganization of the Borrower or appoints a receiver, trustee or liquidator of the Borrower or of all or a substantial part of its assets, or the Borrower takes or omits to take any action for the purpose or with the result of effecting or permitting any of the foregoing.

                                   ARTICLE IX
                         COVENANTS AND REPRESENTATIONS

Section 9.01  Taxes and Other Liens.  The Borrower will comply with all statutes
              ---------------------
and government regulations and will pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower except liabilities being diligently contested in good faith and against which the Borrower will set up reserves in accordance with generally accepted accounting principles.

Section 9.02  Representations by the Borrower.  Steven J. Schneider on behalf of
              -------------------------------
the Borrower, covenants and represents that he is an officer of the Borrower and is authorized to execute this Agreement on behalf of the Borrower. Steven J. Schneider further covenants and represents that the Borrower is in good standing under the laws of its jurisdiction.

Section 9.03  Company Existence.  Borrower will maintain its company existence,
              -----------------
remain in good standing in each jurisdiction in which it is required to be qualified, maintain all franchises and licenses reasonably necessary in its business, comply in all material respects with all valid and applicable statutes, rule and regulations, and it will maintain or cause to be maintained its properties in reasonably good and workable condition at all times.

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                                   ARTICLE X
                                 MISCELLANEOUS

Section 10.01 Governing Law.  This Agreement shall be interpreted and construed
              -------------
in accordance with the laws of the state of Delaware.

Section 10.02 Amendments.  This Agreement shall not be modified or amended
              ----------
except by an instrument in writing signed by both parties.

Section 10.03 Severability.  If any one or more provisions of this Agreement
              ------------
shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.04 Entire Agreement.  This Agreement sets forth the entire agreement
              ----------------
and understanding between the parties with respect to the subject matter hereof. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by a duly authorized officer or agent of the party to be bound thereby.

Section 10.05 Headings.  The descriptive headings contained herein are for
              --------
convenience only and shall not control or affect the meaning, interpretation or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be Executed by their duly authorized officers on the Effective Date.


SPIKE'S HOLDING, INC.                     THE FINISH LINE, INC.


By: /s/ Linda M. Disher                   By: /s/ Steven J. Schneider
   _________________________                 __________________________
Name:  Linda M. Disher                    Name:  Steven J. Schneider
Title: President                          Title: Sr. Vice President - Finance &
                                                 Secretary